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                                                                    EXHIBIT 21.1

                      FISHER SCIENTIFIC INTERNATIONAL INC.
                           WORLDWIDE SUBSIDIARY LIST

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
                                                                                    PERCENTAGE       STATE/COUNTRY
                                                                                     OWNERSHIP       INCORPORATION
                                                                                   -------------  -------------------

Fisher Scientific Company                                                                  100         Delaware
  Fisher Scientific Limited                                                                100          Canada
Fisher Hamilton Inc.                                                                       100         Delaware
Fisher Scientific GmbH                                                                     100          Germany
  Kuhn + Bayer GmbH                                                                        100          Germany
Fisher Scientific of the Netherlands B.V.                                                  100        Netherlands
  P.M. Tamson B.V.                                                                         100        Netherlands
    Lamers & Pleuger B.V.                                                                  100        Netherlands
Fisher Scientific Worldwide Inc.                                                           100         Delaware
  Acros Chimica N.V.                                                                       100          Belgium
    Resco Trade N.V.                                                                       100          Belgium
  Fisher Chimica N.V.                                                                      100          Belgium
  Fisher Scientific Holding Company                                                        100         Delaware
    Fisher Scientific Holding U.K., Limited                                                100      United Kingdom
    Fisher Scientific U.K., Limited                                                        100      United Kingdom
  Orme Scientific Limited                                                                  100      United Kingdom
  Fisher Scientific Holdings France S.A.                                                   100          France
    Omnium Scientifique et Industriel de France S.A.                                       100          France
Fisher Technology Group Inc.                                                               100         Delaware
Strategic Procurement Services Holdings Inc.                                               100         Delaware
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